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                                                                    EXHIBIT 10.1

                               FIRST AMENDMENT TO
                    THE HEALTH CARE PROPERTY INVESTORS, INC.
                           SECOND AMENDED AND RESTATED
                         DIRECTORS STOCK INCENTIVE PLAN


        Health Care Property Investors, Inc., a Maryland corporation (the "Company"), had adopted by written consent the Second Amended and Restated Directors Stock Incentive Plan (the "Plan"), effective as of April 23, 1997.

        In order to amend the Plan to reflect certain changes with respect to the exercisability of options subsequent to a Change of Control, this Amendment to the Plan has been adopted by a written consent of the Board of Directors of the Company, effective as of November 3, 1999.

        1. Section 6(e) of the Plan shall be amended and restated in its entirety as follows:

               "(e) Options which have been granted but have not yet otherwise become exercisable shall become exercisable immediately if, after a Change of Control, a Director is (a) removed from the Board during the Director's term of election that included the date of a Change of Control, or (b) not re-elected immediately following expiration of the term that included the date of a Change of Control. In addition, notwithstanding any other provision of this Plan, (i) with respect to grants of Options on or after November 3, 1999 which are outstanding on the date of a Change of Control, such Options, to the extent then exercisable (including Options which become exercisable by a Change of Control), shall not expire until the later of the date specified in the Director's stock option agreement or the third anniversary after the date the Director ceases to be a Director and (ii) with respect to Options which are outstanding as of November 3, 1999 with an exercise price which equals or exceeds the Fair Market Value of the Common Stock as of November 3, 1999, such Options shall be amended, and are hereby amended, to provide that the Options continue to be exercisable after a Change of Control pursuant to the terms set forth in the preceding clause; provided, however, that in no event shall such Options be exercisable more than ten (10) years from the Date of Grant. Furthermore, with respect to any Options granted before November 3, 1999 with an exercise price which is less than the Fair Market Value of the Common Stock as of November 3, 1999, the Board may, in its sole discretion, amend any or all of the Options to provide that such Options continue to be exercisable after a Change of Control pursuant to the terms set forth in this Section 6(e)."